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                                                                     EXHIBIT 4.2


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                                   MESA INC.
                                      and
                               MESA OPERATING CO,
                                                 Issuers


                                      and



                              FIRST FIDELITY BANK,
                             NATIONAL ASSOCIATION,

                                                     Trustee






                           __________________________



                             SUBORDINATED INDENTURE



                           Dated as of _____ __, ____




                              ____________________



               Unsecured Subordinated Debentures, Notes and Other
                           Evidences of Indebtedness


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                             CROSS-REFERENCE TABLE

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TIA Section                                                                          Indenture Section
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310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
    (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.08; 7.10; 10.02
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.05
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.03
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
    (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.02
    (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.02; 4.05; 11.02
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.04
    (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.04
    (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A
    (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.05
    (f)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(b)
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.05; 11.02
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(a)
    (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(c)
    (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.09
    (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.05
    (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.07
    (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.12
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.08
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.09
    (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.01


                           N.A. means Not Applicable.

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                                                     ARTICLE 1

                                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.04.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                     ARTICLE 2

                                                   THE SECURITIES

SECTION 2.01.  Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.02.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 2.03.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 2.04.  Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 2.05.  Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 2.06.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 2.07.  Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 2.08.  Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 2.09.  Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.10.  Temporary Securities; Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 2.11.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.12.  Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                     ARTICLE 3

                                              REDEMPTION; SINKING FUND

SECTION 3.01.  Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.02.  Selection of Securities to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.03.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.04.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.05.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.06.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.07.  Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.08.  Terms of Securities to Govern . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                     ARTICLE 4

                                                     COVENANTS

SECTION 4.01.  Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.02.  SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.03.  Certificate to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.04.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.05.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
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                                                     ARTICLE 5

                                                     SUCCESSORS

SECTION 5.01.  When Issuers May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                     ARTICLE 6

                                               DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 6.02.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.03.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.04.  Waiver of Existing Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.05.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.07.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
SECTION 6.08.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.09.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.10.  Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 6.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                     ARTICLE 7

                                                      TRUSTEE

SECTION 7.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 7.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.03.  Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.04.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.05.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.06.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 7.07.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 7.08.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 7.09.  Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 7.10.  Eligibility, Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 7.11.  Preferential Collection of Claims Against Issuers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                     ARTICLE 8

                                       DISCHARGE OF INDENTURE AND SECURITIES

SECTION 8.01.  Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
SECTION 8.02.  Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.03.  Satisfaction and Discharge of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.04.  Application by Trustee of Money or U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.05.  Repayment of Money or U.S. Government Obligations by Paying Agent . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.06.  Return of Money, Securities or U.S. Government Obligations 24
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                                                     ARTICLE 9

                                                     AMENDMENTS

SECTION 9.01.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 9.02.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 9.03.  Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 9.04.  Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 9.05.  Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
SECTION 9.06.  Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                     ARTICLE 10

                                          SUBORDINATION OF THE SECURITIES

SECTION 10.01.  Subordination to Senior Debt of the Issuers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 10.02.  Permitted and Prohibited Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 10.03.  Rights of Holders of Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 10.04.  Renewals and Extensions of Senior Debt of the Issuers  . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 10.05.  Obligation of Issuers to Pay Securities Not to be Impaired . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 10.06.  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice  . . . . . . . . . . . . . . . .  29
SECTION 10.07.  Application by Trustee of Monies Deposited With It . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 10.08.  Securityholders Authorize Trustee to Effectuate Subordination of Securities  . . . . . . . . . . . . . .  29
SECTION 10.09.  Right of Trustee to Hold Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
SECTION 10.10.  Article 10 Not to Prevent Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 10.11.  No Fiduciary Duty Created to Holders of Senior Debt of the Issuers . . . . . . . . . . . . . . . . . . .  30
SECTION 10.12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 10.13.  Article Applying to Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                     ARTICLE 11

                                                   MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 11.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 11.03.  Communications by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 11.05.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 11.06.  Rules by Trustee and Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 11.07.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 11.08.  No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 11.09.  Interest Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 11.10.  Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 11.11.  Addresses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 11.12.  Record Date for Action by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 11.13.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 11.14.  Payments for Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

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SECTION 11.15.  Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 11.16.  No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 11.17.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 11.18.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 11.19.  Qualification of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

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         SUBORDINATED INDENTURE, dated as of _________ ___, _____, among MESA
INC., a corporation incorporated and existing under the laws of the State of Texas, and MESA OPERATING CO., a corporation incorporated and existing under the laws of the State of Delaware (each an "Issuer" and collectively, the "Issuers"), and First Fidelity Bank, National Association, a national banking association, as trustee and not in its individual capacity (the "Trustee").


         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuers' unsecured subordinated debentures, notes and other evidences of indebtedness from time to time authenticated and delivered pursuant to this Indenture, which may be issued in one or more series, each such series ranking pari passu with each other series:


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar or Paying Agent.

         "Board Resolution" means a copy of a resolution delivered to the Trustee and certified (i) by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company Board and to be in full force and effect on the date of such certification and (ii) by the Secretary or Assistant Secretary of Operating to have been duly adopted by the Operating Board and to be in full force and effect on the date of such certification.

         "Business Day" means any day that is not a Legal Holiday.

         "Company" means MESA Inc., a Texas corporation, until a successor replaces it and thereafter such successor.

         "Company Board" means the board of directors of the Company or any authorized committee of such board of directors.


         "Debt", with respect to any person, means the following, whether outstanding on the date hereof or thereafter created or incurred: (1) any liability of such person (a) for borrowed money, (b) evidenced by a note, bond, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of or exchange for any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities and other Debt or (c) in respect of letters of credit issued for its account; (2) any liability of others described in the preceding clause (1) which the person has guaranteed or which is otherwise its legal liability or which is secured by assets of such person; and (3) any amendment, renewal, extension or refunding of any such liability described in the preceding clauses (1) and (2); provided, however, that "Debt" of a person shall not include any liability of such person for compensation to employees or for inventory or similar property acquired in the ordinary course of business or for services.

         "Default" means any event which is, or after notice or the passage of time, or both, would be, an Event of Default.

         "Depositary" means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall be designated by the Issuers pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, shall mean or include all such persons. "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of that series.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

         "Global Security" means a Security registered in the name of the Depositary or its nominee evidencing all or part of a series of Securities, which is executed by the Issuers and authenticated and delivered to the Depositary or pursuant to the Depositary's instructions, all in accordance with this Indenture and pursuant to a written order of the Issuers signed by two Officers of each of the Issuers.

         "Holder" or "Securityholder" means a person in whose name a Security is registered in the Security Register.

         "Indenture" means this Subordinated Indenture as amended or supplemented from time to time pursuant to the applicable provisions of this Indenture, and shall include the form and terms of each particular series of Securities established pursuant to Section 2.01 hereof.

         "Interest Payment Date" means the date on which payment of an installment of interest on the Securities of any series is due.

         "Issuers" means (i) the Company, until a successor replaces the Company pursuant to the applicable provisions of this Indenture, and thereafter such successor and (ii) Operating, until a successor replaces Operating pursuant to the applicable provisions of this Indenture, and thereafter such successor.

         "Material Subsidiary" means any consolidated subsidiary of the Company (whether a corporation or a partnership or other entity not organized as a corporation) if such consolidated subsidiary would be deemed a "significant subsidiary" under the rules and regulations promulgated by the SEC under the Securities Act.


         "Maturity" when used with respect to any Security means the date on which the Principal of such Security or an installment of Principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund or otherwise.


         "Obligations" means all principal, interest, premiums, penalties, fees and other liabilities payable under the documentation governing any liability.


         "Officer" means, with respect to an Issuer, the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Issuer and who is identified on the list of officers delivered by the Issuers to the Trustee on the date hereof (as such list may be modified or supplemented by the Issuers from time to time thereafter).


         "Officers' Certificate" means a certificate signed by two Officers of each of the Issuers.

         "Operating" means Mesa Operating Co., a Delaware corporation, until a successor replaces it and thereafter such successor.

         "Operating Board" means the board of directors of Operating or any authorized committee of such board of directors.


         "Opinion of Counsel" means a written opinion in form and substance reasonably acceptable to the Trustee from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Trustee or the Issuers.


         "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02.

         "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.


         "Principal" of a Security means the principal of the Security, plus the premium, if any, on the Security. In determining whether the Holders of the requisite Principal amount of any series of Original Issue Discount Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Principal amount of any Original Issue Discount Security for such purposes shall be the amount of the Principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Stated Maturity thereof pursuant to
Section 6.02.


         "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.01.

         "Representative" means the indenture trustee or other trustee, agent or representative for any holder of Senior Debt.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the unsecured subordinated debentures, notes and other evidences of indebtedness (including any Global Securities) authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" shall have the meaning given to such term in the Board Resolution or indenture supplemental hereto pursuant to which Securities may be issued in accordance with Section 2.01.

         "Senior Debt Default" when used with respect to an Issuer means any default in the payment of the principal of or sinking fund installments, if any, due with respect to, fees in respect of or interest on, any Senior Debt of such Issuer or any default, or any event which, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Debt of such Issuer is issued or secured.


         "Stated Maturity" when used with respect to any Security or any installment of Principal thereof means the date specified in such Security as the fixed date on which the Principal of such Security or such installment of Principal is due and payable.


         "Subsidiary" means (i) a corporation a majority of whose outstanding capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more Subsidiaries or the Company and one or more Subsidiaries, directly or indirectly, at the date of determination thereof, have at least a majority beneficial ownership interest.


         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (together with any rules or regulations promulgated thereunder) as in effect on the date first above written, except to the extent that any subsequent amendment thereto shall retroactively apply to this Indenture.



         "Trustee" means the party named as such above, not in its individual capacity but solely as Trustee under this Indenture, or any other trustee appointed with respect to the Securities of any series as contemplated by
Section 2.01, in each case until a successor replaces it with respect to the Securities of one or more series pursuant to the applicable provisions of this Indenture, and thereafter with respect to the Securities of such one or more series shall mean the successor.


         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's Soption.

         SECTION 1.02.  Other Definitions.

                                                                                           DEFINED IN
                   TERM                                                                      SECTION
                   ----                                                                      -------

          "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.01
          "Custodian"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.01
          "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.01
          "Legal Holiday"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11.07
          "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.03
          "Registrar"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.03
           "Security Register"    . . . . . . . . . . . . . . . . . . . . . . . . . .          2.03

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.
         "indenture security holder" means a Securityholder.
         "indenture to be qualified" means this Indenture.
         "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Issuers.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such statute or rule, except as provided in
Section 7.10.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5) provisions apply to successive events and transactions.


                 (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture; and



                 (7) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture.



                                   ARTICLE 2

                                 THE SECURITIES


         SECTION 2.01. Form and Dating. The Securities of each series shall be in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and in case such form is not established by supplemental indenture, such form shall be approved by the Trustee if the Trustee's rights or obligations are affected thereby, and such form may further have such legends, notations or endorsements as may be required by law, stock exchange rules or usage.


         Each Security shall be in fully-registered form and shall be dated the date of its authentication.


         The Securities may be issued in one or more series. There shall be established by or pursuant to a Board Resolution, and set forth in an Officers' Certificate delivered to the Trustee, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, the following terms with respect to such series, and thereafter such terms shall be deemed to be a part of this Indenture (it being understood and agreed that, in the case of any terms to be established by or pursuant to a Board Resolution which, if established, would affect the rights , duties, obligations, liabilities or immunities of the Trustee, such terms shall not be deemed to be a part of the Indenture unless and until they shall have been approved by the Trustee):


                 (1) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);


                 (2) any limit upon the aggregate Principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities of such series authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.06, 2.07, 2.10, 3.06 or 9.05);


                 (3) the date or dates on which the Principal of the Securities of such series is payable or the manner of determining such date or dates;

                 (4) the rate or rates at which the Securities of such series shall bear interest, if any, or the method or methods of calculating such rate or rates of interest and the date or dates from which such interest shall accrue;

                 (5) the Interest Payment Dates on which such interest shall be payable and the Regular Record Dates for the interest payable on any Interest Payment Date;


                 (6) the place or places where the Principal of and interest on the Securities of such series shall be payable or the method of paying Principal of and interest on the Securities of such series;


                 (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Issuers;

                 (8) the obligation, if any, of the Issuers to redeem or purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities shall be issuable;


                 (10) if Securities of such series constitute Original Issue Discount Securities, the portion of the Principal amount of Securities which shall be payable upon declaration of acceleration thereof pursuant to Section 6.02;


                 (11) any covenants of the Issuers, for the benefit of the Holders of Securities of such series, in addition to those set forth in Article 4;

                 (12) any Events of Default with respect to the Securities of such series in addition to those set forth in Section 6.01;

                 (13) whether the Securities of such series shall be issued, in whole or in part, in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities;

                 (14) the identity of any trustee, authenticating agent, Paying Agent or Registrar with respect to the Securities of such series, if other than the Trustee;

                 (15) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of such series may be converted into other securities of an Issuer;

                 (16) the definition of the term "Senior Debt" as used in this Indenture;

                 (17) whether the proviso to Section 10.02(a) shall apply to the Securities, and if so, the duration of the period referenced in such proviso; and

                 (18) any other terms with respect to the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution and set forth in the Officers' Certificate delivered to the Trustee or as provided pursuant to an indenture supplemental hereto with respect to such series. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

         SECTION 2.02. Execution and Authentication. An Officer of each of the Issuers shall sign the Securities for the Issuers by manual or facsimile signature and the seal of each of the Issuers shall be reproduced on the Securities and attested by the manual or facsimile signature of an authorized Officer of the Issuers.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

         A Security shall not be valid until authenticated by the Trustee by manual signature. The Trustee's certificate of authentication of all Securities shall be in substantially the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                           First Fidelity Bank, National Association, as Trustee


                                                   By:_________________________
                                                         Authorized Signatory

         The manual signature of the Trustee on a certificate of authentication in the form hereinabove provided for shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall at any time and from time to time authenticate Securities for original issue, upon a written order of the Issuers signed by two Officers of each of the Issuers.

         In authenticating Securities of a particular series, and accepting the additional responsibilities under this Indenture in relation to such series of Securities, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

                 (1) certified copies of the charter and bylaws of each of the Issuers;

                 (2) each Board Resolution relating to the Securities of such series, and if the form or forms of the Securities of such series and the terms with respect thereto are established by a Board Resolution, an Officers' Certificate (i) approving the form or forms of the Securities of such series and the terms with respect thereto, to the extent such terms have been established (and, if the Securities of such series are Original Issue Discount Securities, setting forth such facts as are necessary to compute amounts due upon acceleration, if such facts are not specified in the form of Security) and (ii) stating that all conditions precedent to the issuance and authentication of the Securities of such series have been complied with;

                 (3) an executed supplemental indenture (if any) relating to such Securities;

                 (4)      an Opinion of Counsel, which shall state

                          (a) that the terms with respect to the Securities of such series have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by, and in conformity with, the provisions of this Indenture;

                          (b) that the Securities of such series, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any further conditions specified in such Opinion of Counsel that are reasonably acceptable to the Trustee, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except insofar as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

                          (c)     that all conditions precedent to the
                 execution and delivery by the Issuers of the Securities have been complied with; and

         If all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate or the Opinion of Counsel otherwise required pursuant to Section 2.01 and this Section
2.02 at or prior to the time of authentication of each Security of such series if such documents have been delivered at or prior to the authentication upon original issuance of the first Security of such series.

         The Trustee shall not be required to authenticate any Securities if such action may not lawfully be taken or will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.


         The aggregate Principal amount of Securities of any series outstanding at any time may not exceed any limit upon the maximum Principal amount for such series set forth in or pursuant to the Board Resolution or supplemental indenture relating to such series delivered pursuant to this Section 2.02, except as authorized pursuant to Section 2.07.


         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, provided that only the Trustee may authenticate Securities pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by an authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of an Issuer.

         SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented to the registrar ("Registrar") for registration of transfer or for exchange and an office or agency where Securities may be presented to the paying agent ("Paying Agent") for payment; provided, however, that at the option of the Issuers payment of interest may be made by check mailed on or before the due date to the address of the person entitled thereto as such address shall appear in the register of the Securities provided for in this Section. The Registrar shall keep a register of the Securities (the "Security Register") and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents with respect to any one or more series. The "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers shall notify the Trustee of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Issuers fail to maintain a Registrar or Paying Agent for the Securities, the Trustee shall act as such. The Issuers initially appoint the Trustee as Paying Agent and Registrar.

         SECTION 2.04. Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will (i) hold in trust for the benefit of Securityholders of any series or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities of such series, (ii) notify the Trustee of any default by the Issuers in making any such payment and (iii) pay to the Trustee all sums so held in trust by such Paying Agent, upon written request of the Trustee at any time during the continuance of an Event of Default. If either of the Issuers acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, the Paying Agent shall have no further liability for the money.

         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series. If the Trustee is not the Registrar with respect to Securities of any series, the Issuers shall furnish to the Trustee on or before each Interest Payment Date for such Securities (and on dates to be determined in the manner provided in Section 2.01 for any series of Original Issue Discount Securities which by their terms bear interest only after Maturity), but in no case less frequently than semiannually, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Securities of such series.


         SECTION 2.06.  Transfer and Exchange.  Subject to the provisions of
Section 2.10, where Securities are presented to the Registrar with a request to register transfer or to exchange them for an equal Principal amount of Securities of the same series of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The Registrar shall not be required to register the transfer or exchange of (i) Securities of any series during a 15-day period beginning at the opening of business 15 days before the day of mailing of a redemption notice pursuant to Section 3.03 with respect to Securities of such series or (ii) any Security selected for redemption in whole or in part, except the unredeemed portion of a Security redeemed in part. Every Security presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder or his attorney duly authorized in writing, along with a certification of non-foreign status duly executed by the transferee of such Security. Each Security surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with its customary practice. To permit registration of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to any Securityholder for any transfer or exchange of Securities, except that the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge which may be imposed in relation to any such transfer or exchange, other than exchanges pursuant to Section 2.10, 3.06 or 9.05. Notwithstanding the foregoing, Securities of a series may be exchanged only for Securities of the same series having identical terms.


         SECTION 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been lost, mutilated, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such lost, mutilated, destroyed or wrongfully taken Security, a replacement Security of the same series having identical terms if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder shall provide an indemnity bond sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. In connection with the issuance of any replacement Security under this Section, the Trustee or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any replacement Security issued pursuant to this Section shall constitute conclusive evidence of ownership of such Security, as if originally issued, regardless of whether the lost, mutilated, destroyed or wrongfully taken Security shall be found at any time.


         SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

         Subject to the provisions of Section 2.09, a Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.


         SECTION 2.09. Treasury Securities. In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by an Issuer or an Affiliate of an Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.



         SECTION 2.10. Temporary Securities; Global Securities. (a) Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities of such series in exchange for such temporary Securities. Until so exchanged, Holders of Temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.



         (b) If the Issuers shall establish pursuant to Section 2.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuers shall execute and the Trustee shall, in accordance with Section 2.01 and pursuant to a written order of the Issuers signed by two Officers of each of the Issuers, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate Principal amount of the outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear any customary legend reasonably required by the Depositary and shall further bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."


         Notwithstanding any other provision of this Section 2.10 or Section 2.06, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

         None of the Issuers, the Trustee, any Paying Agent or the Registrar has any direct obligation or responsibility to participants of the Depositary or beneficial owners of interests in Securities. Without limiting the generality of the foregoing, none of the Issuers, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security (including the maintenance, review and supervision of any such records), for the delivery of any notice to any owner of a beneficial interest, for the selection of the beneficial owners to receive payment in the event of any partial redemption of Securities, or for any consent given or other action taken by the Depositary as owner of the Securities.


         If at any time the Depositary for the Securities of a series notifies the Issuers that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, the Issuers shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such condition, the Issuers will execute, and the Trustee, upon receipt of a written order of the Issuers signed by two Officers of each of the Issuers instructing the Trustee to authenticate and deliver definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate Principal amount equal to the Principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.



         The Issuers may at any time and in their sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. Furthermore, if there shall have occurred and be continuing an Event of Default or a Default with respect to any series of Securities, the Trustee may determine that the Securities of such series shall no longer be represented by a Global Security or Securities. In any such event, the Issuers will execute, and the Trustee, upon receipt of a written order of the Issuers signed by two Officers of each of the Issuers instructing the Trustee to authenticate and deliver definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate Principal amount equal to the Principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.


         If specified by the Issuers pursuant to Section 2.01 with respect to Securities of a series, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange, in whole or in part, for Securities of such series in definitive form on such terms as are acceptable to the Issuers and such Depositary. Thereupon, the Issuers shall execute and the Trustee shall authenticate and deliver, without charge:


                 (i) to each person specified by the Depositary, a new Security or Securities of the same series of any authorized denomination as requested by such person in an aggregate Principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and



                 (ii) to the Depositary, a new Global Security in a denomination equal to the difference, if any, between the Principal amount of the surrendered Global Security and the aggregate Principal amount of Securities delivered to Holders thereof.


         Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

         SECTION 2.11. Cancellation. The Issuers at any time may deliver Securities of any series to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities as the Issuers direct. The Issuers may not issue new Securities of any series to replace Securities of such series that have been paid or delivered to the Trustee for cancellation.

         SECTION 2.12. Defaulted Interest. If the Issuers default in a payment of interest on any of the Securities, they shall pay the defaulted interest plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of such Securities on a subsequent special record date. The Issuers shall fix the record date and payment date after making arrangements satisfactory to the Trustee for the deposit of such amounts with the Trustee for payment and after consultation with the Trustee regarding the selection of such dates. At least 15 days before the record date, the Issuers shall mail to the Holders of such Securities a notice that states the record date, payment date, and amount of interest to be paid.


                                   ARTICLE 3

                            REDEMPTION; SINKING FUND


         SECTION 3.01. Notices to Trustee. The Issuers may elect to redeem Securities of any series in accordance with the provisions of such Securities; provided, however, that if an Event of Default shall have occurred and be continuing, the Securities of any series may not be redeemed in whole or in part, unless (i) the Securities of all series are redeemed in whole or (ii) the Securities of all series are redeemed in part and the Principal amount to be redeemed is prorated among all Holders so that all Holders of each series receive in redemption of their outstanding Securities the same the Principal amount per $1,000 of Securities (provided, however, that if the Securities of any such series are Original Issue Discount Securities, for purposes of this clause (ii), such pro ration shall be based upon each $1,000 that would be due and payable on the redemption date in the event of a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02). The election of the Issuers to redeem Securities of any series in accordance with the provisions of such Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuers, the Issuers shall, at least 45 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and in the case of any redemption of less than all of the Securities of any series (or, where redemption provisions of any series of Securities are not identical as to each Security within the series, in case of any redemption at the election of the Issuers of less than all the Securities with identical redemption provisions) the Principal amount of the Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 3.02.



         SECTION 3.02. Selection of Securities to be Redeemed. If less than all of the Securities of a series (or, where the redemption provisions of any series of Securities are not identical as to each Security within the series, if less than all the Securities with identical redemption provisions) are to be redeemed, the Trustee shall, subject to Section 3.01, select the Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection not more than 45 days before the redemption date from outstanding Securities of such series (or, if the redemption provisions of all of the Securities of such series are not identical, from Securities of such series with identical redemption provisions) not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities of any series that have denominations larger than the minimum Principal denomination for such series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Trustee shall, in the name of the Issuers and at the Issuers' expense, mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the name and address of the Paying Agent;


                 (4) if less than all the outstanding Securities of a series (or, in the case of series of Securities in which the redemption provisions are not identical as to each Security within the series, less than all of the Securities of a series with identical redemption provisions) are to be redeemed, the identification (and, in the case of partial redemption, the Principal amounts) of the particular Securities to be redeemed;


                 (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                 (7) that the redemption is pursuant to the terms of a sinking fund, if such is the case.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of a redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid and redeemed at the redemption price, together with interest accrued thereon to the redemption date; provided, however, that installments of interest becoming due on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more previous Securities evidencing all or a portion of the same debt as that evidenced by such particular Securities, registered as such at the close of business on the relevant record date according to their terms and the provisions of Section 2.12.

         SECTION 3.05. Deposit of Redemption Price. On or before the redemption date, the Issuers shall deposit with the Paying Agent money sufficient to pay the aggregate redemption price of and accrued interest on all Securities to be redeemed on that date.


         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate without service charge for the Holder a new Security of the same series, having terms identical to those of the Securities surrendered, equal in Principal amount to the unredeemed portion of the Security surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.


         SECTION 3.07. Sinking Fund. Each sinking fund payment provided for by the terms of Securities of any series shall be applied to the redemption of such Securities as provided for by the terms of such Securities and this
Section 3.07.


         In satisfaction of any minimum or optional sinking fund payment required or permitted to be made pursuant to the terms of Securities of any particular series (or, where the sinking fund provisions of each Security within such series are not identical, then pursuant to the terms of the Securities with identical sinking fund provisions), the Issuers may (i) deliver to the Trustee Securities of that series (or, where the sinking fund provisions of the Securities of such series are not identical, Securities of that series having identical sinking fund provisions) which have not previously been called for redemption and which the Issuers have not previously delivered to the Trustee for cancellation or (ii) notify the Trustee of its election to credit against the required sinking fund payment the Principal amount of any Securities of that series (or, if applicable, any Securities of that series with identical sinking fund provisions) which have been redeemed otherwise than pursuant to minimum sinking fund payment requirements with respect to the Securities of such series (or, if applicable, with respect to the Securities of such series with identical sinking fund provisions); provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such minimum or optional sinking fund payment shall be reduced accordingly.

         Not less than 45 days prior to each sinking fund payment date (unless a shorter notice shall be satisfactory to the Trustee) for any particular series of Securities (or, where the sinking fund provisions of the Securities within such series are not identical, for the Securities of such series having identical sinking fund provisions), the Issuers will give written notice to the Trustee of the amount of the next succeeding sinking fund payment (including any optional sinking fund payment which is permitted to be made by the terms of the Securities) for that series pursuant to the terms of that series (or, if applicable, for such Securities pursuant to the terms of such Securities), the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by crediting Securities against the required sinking fund payment pursuant to the preceding paragraph of this Section and will also deliver to the Trustee any Securities to be so credited. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.03. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04 and 3.06.

         SECTION 3.08. Terms of Securities to Govern. Notwithstanding any other provision of this Article 3, if any provision of any Security of any series shall conflict with any provision of this Article, the provision of such Security shall govern.


                                   ARTICLE 4

                                   COVENANTS


         SECTION 4.01. Payment of Securities. The Issuers shall pay the Principal of and any interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money deposited with it by or on behalf of the Issuers sufficient to pay all Principal and interest then due.



         The Issuers shall pay interest on overdue Principal at the rate borne by such Securities or otherwise as provided in the Securities; they shall pay interest on overdue installments of interest at the same rate to the extent permitted by law.


         Each payment by the Issuers to the Trustee or the Paying Agent shall be accompanied by a written notice from the Issuers that specifies the series to which such payment relates.

         SECTION 4.02. SEC Reports. Each Issuer shall furnish to the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that such Issuer is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Issuers also shall comply with the other provisions of TIA Section 314(a).

         SECTION 4.03. Certificate to Trustee. The Issuers covenant and agree to furnish to the Trustee, within 90 days after the end of each fiscal year of the Issuers, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers as to each of such officer's knowledge of the Issuers' compliance with all conditions and covenants under this Indenture; provided, for purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         SECTION 4.04. Maintenance of Office or Agency. The Issuers will maintain in The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or redemption, and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 11.10.

         SECTION 4.05. Further Assurances. From time to time whenever reasonably requested by the Trustee, the Issuers will make, execute and deliver, or cause to be made, executed or delivered, any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies of the Holders of Securities of any series provided for in this Indenture, including, but not limited to, furnishing all necessary information to the Trustee in connection with calculations and tax reporting relating to any Original Issue Discount Securities that may be issued by the Issuers hereunder.


                                   ARTICLE 5

                                   SUCCESSORS

         SECTION 5.01. When Issuers May Merge, etc. Neither Issuer shall consolidate or merge into, or sell, assign, transfer or lease all or substantially all of its assets to, any person unless:

                 (1) the person is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia;

                 (2) the person assumes by supplemental indenture all the obligations of such Issuer under the Securities and this Indenture;

                 (3) immediately after the transaction no Default shall exist; and

                 (4) an Officers' Certificate and Opinion of Counsel have been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (1) through (3) above have been met.


         The corporation formed by or resulting from any such consolidation or merger, or which shall have received all or substantially all of such assets, shall succeed to and be substituted for such Issuer with the same effect as if it had been named herein as a party hereto, and thereafter, except in the case of a lease of all or substantially all of such assets, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities and such Issuer may thereafter liquidate and dissolve.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

         SECTION 6.01. Events of Default. An "Event of Default" with respect to Securities of any series occurs if:

                 (1) there is a default in the payment of interest on any Security of such series when the same becomes due and payable, which Default continues for a period of 30 days;

                 (2) there is a default in the payment of the Principal of any Security of such series when the same becomes due and payable at Maturity, upon redemption or otherwise;


                 (3) an Issuer fails to comply with any of its other agreements with respect to Securities of such series or this Indenture (other than a covenant included in this Indenture solely for the benefit of any series of Securities other than such series or a covenant which has not been breached with respect to such series), which Default continues for a period of 30 days after notice of such Default is given to the Issuers by the Trustee or the Holders of at least 25% in Principal amount of the Securities of such series;



                 (4) there occurs a default under any bond, indenture, note or other evidence of indebtedness for money borrowed by Issuer or any Material Subsidiary (including a default with respect to Securities of any series other than such series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by an Issuer or any Material Subsidiary (including this Indenture) with a principal amount then outstanding in excess of $10,000,000, whether such indebtedness exists now or shall hereafter be created, which default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled;


                 (5) an Issuer or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (a)     commences a voluntary case;

                          (b) consents to the entry of an order for relief against it in an involuntary case;

                          (c) consents to the appointment of a Custodian for it or for all or substantially all of its property; or

                          (d) makes a general assignment for the benefit of its creditors;

                 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (a) is for relief against an Issuer or any Material Subsidiary in an involuntary case;

                          (b) appoints a Custodian of an Issuer or any Material Subsidiary or for all or substantially all of the property of such Issuer or such Material Subsidiary; or

                          (c) orders the liquidation of an Issuer or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

                 (7) there occurs any other Event of Default with respect to the Securities of such series specified in the terms of such series.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


         SECTION 6.02. Acceleration. If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in Principal amount of the Securities of that series by notice to the Issuers and the Trustee, may declare the Principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of that series) of and accrued interest on all the Securities of that series to be due and payable immediately. Upon such declaration, the Principal (or specified amount) of and accrued interest on all the Securities of that series shall be due and payable immediately. The Holders of a majority in Principal amount of the Securities of that series by notice to the Trustee and the Issuers may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Securities of that series have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration and the Issuers have paid or deposited with the Paying Agent sums sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. No such rescission shall affect any subsequent default or impair any right consequent thereto.



         SECTION 6.03. Other Remedies. If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.


         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


         SECTION 6.04. Waiver of Existing Defaults. The Holders of a majority in outstanding Principal amount of the Securities of any series by notice to the Trustee may waive an existing Default with respect to that series and its consequences, except a Default in the payment of the Principal of or interest on any Security of that series.



         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate outstanding Principal amount of the Securities of all series affected (voting as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of such series; provided, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Securityholder of such series or any other series, or would involve the Trustee in personal liability. In making such determination, the Trustee may rely on the advice of counsel.


         SECTION 6.06. Limitation on Suits. A Holder of Securities of any series may pursue a remedy with respect to this Indenture or the Securities only if:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to Securities of that series;


                 (2) the Holders of a majority in Principal amount of the Securities of that series make a written request to the Trustee to pursue the remedy;


                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and


                 (5) during such 60-day period, the Holders of a majority in aggregate outstanding Principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request;


provided, however, that it is understood and intended, and is expressly covenanted by each Holder of every Security of a series with every other Holder and the Trustee, that no Holders of such series of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other series of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities.


         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (but without abrogating the provisions of Article 10), the right of any Holder of a Security to receive payment of Principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.



         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) with respect to Securities occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers, jointly and severally, for the whole amount of Principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of that series) and accrued interest remaining unpaid, together with interest on overdue Principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest with respect to the Securities as to which an Event of Default has occurred, and such further amount as shall be sufficient to cover the costs and expenses of collection, including appeals and including, without limitation, the reasonable compensation, expenses, disbursements of the Trustee, its agents and counsel.



         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to an Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is authorized hereby by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07; provided, however, that any such payments to be made by such custodian to the Trustee and directly to the Holders shall be made in accordance with the priorities set forth in Section 6.10. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, liquidation, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;


                 Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected, for amounts due and unpaid on such Securities for Principal (or, if such Securities are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms that series) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, respectively; and


                 Third:  to the Issuers.

         The Trustee may fix a record date and payment date for any payment to such Securityholders.


         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in Principal amount of the Securities of any series.



                                   ARTICLE 7

                                    TRUSTEE

         SECTION 7.01.  Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)     Except during the continuance of an Event of Default:


                 (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required by the terms of this Indenture to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.


         (d) Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) , (c) and (e) of this Section.



         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.02.  Rights of Trustee.


         (a) The Trustee may rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.


         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Issuers or an Affiliate of an Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.


         SECTION 7.05. Notice of Defaults. If a Default in respect of the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Securities of that series a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the Principal or interest on any Security, or in the payment of any sinking fund or purchase fund installment, the

Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of that series.


         SECTION 7.06.  Reports by Trustee to Holders.  If required by TIA
Section 313(a), within 60 days after the reporting date stated in this Section 7.06, the Trustee shall mail to Securityholders of each series a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b). For purposes of this
Section 7.06, the reporting date shall be May 15 of each year. The first reporting date will be the first May 15 following the issuance of the first series of Securities hereunder.


         A copy of each report at the time of its mailing to Securityholders of each series shall be filed with the SEC and each stock exchange on which the Securities of each series are listed. The Issuers will notify the Trustee of the listing of Securities of any series on a stock exchange.


         SECTION 7.07. Compensation and Indemnity. The Issuers, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, shall reimburse the Trustee upon request for all reasonable expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.



         The Issuers shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of this Indenture. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Indenture. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent.



         The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee if the acts or omissions of the Trustee, if any, relating to such loss, liability or expense, breached any standard of care applicable to or imposed on the Trustee for such acts or omissions.



         To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities.


         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Issuers' obligation to compensate the Trustee and to pay and reimburse the Trustee for such expenses, disbursements and advances pursuant to the provisions of this Section 7.07 shall not be subordinate to the payment of Senior Debt pursuant to Article 10.

         SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.


         The Trustee may resign at any time with respect to the Securities of one or more series by so notifying the Issuers. The Holders of a majority in Principal amount of the Securities of any series may remove the Trustee with respect to such series by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee with respect to the Securities of one or more series if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.


         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of any one or more series, the Issuers shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 7.10. Within one year after the successor Trustee takes office, the Holders of a majority in Principal amount of the Securities of each series may appoint a successor Trustee with respect to the Securities of their respective series to replace the successor Trustee for the Securities of such series appointed by the Issuers.



         If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee with respect to the Securities of that series resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in Principal amount of the Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that series.


         If the Trustee fails to comply with Section 7.10, with respect to the Securities of one or more series, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of that series and the appointment of a successor Trustee with respect to the Securities of that series.

         In the case of the appointment of a successor Trustee with respect to all Securities, the successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all series of Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee, with respect to the Securities of that or those series as to which the retiring Trustee is not retiring, shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. The successor Trustee shall mail a notice of its succession to the Holders of all Securities of that or those series to which the appointment of such successor Trustee relates. The retiring Trustee shall promptly transfer all property held by it with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to the lien provided for in Section 7.07. No successor Trustee with respect to Securities of any series shall accept appointment as provided in this Section 7.08 unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the provisions of Section 7.10.

         SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 7.10. Eligibility, Disqualification. This Indenture shall always have a Trustee with respect to the Securities of each series which satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition or shall be a wholly-owned subsidiary of a bank, a trust company or a bank holding company having, together with its subsidiaries, a reported combined capital and surplus of at least $25,000,000. The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); it being understood that for the purposes of this Indenture, with respect to Securities of any series, the provisions of TIA Section 310(b) with respect to conflicting interests relating to "other securities" shall be interpreted to include Securities of each other series and with respect to "other indentures" shall include the provisions of this Indenture relating to the Securities of such other series.

         SECTION 7.11.  Preferential Collection of Claims Against Issuers.
The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE 8

                     DISCHARGE OF INDENTURE AND SECURITIES


         SECTION 8.01. Satisfaction and Discharge of Indenture. If at any time (a) the Issuers shall have paid or caused to be paid the Principal of and interest on all the Securities of any series outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuers shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.07 or paid), and if, in any such case, the Issuers shall also pay or cause to be paid all other sums payable hereunder by the Issuers with respect to Securities of such series (including payment of all sums due the Trustee pursuant to Section 7.07), then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Issuers' right of optional redemption, if any, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of the Holders to receive payments of Principal thereof and interest thereon from the trust fund established pursuant to Section 8.02, and remaining rights of the Holders to receive mandatory sinking fund payments, if any, from the trust fund established pursuant to Section 8.02, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) all other obligations of the Issuers in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08 and 8.06 and
(vii) the Issuers' rights pursuant to Sections 7.08, 8.05 and 8.06), and the Trustee, on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel, (each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuers, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to Securities of such series. The Issuers agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.



         SECTION 8.02. Defeasance. For purposes of Section 8.01, the Issuers shall be deemed to have paid the Principal of and interest on Securities of any series outstanding hereunder as and when the same shall have become due and payable, if the Issuers shall have irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations sufficient without reinvestment thereof to provide for timely payment of Principal of and interest on the Securities of such series to Stated Maturity or redemption, as the case may be, not theretofore delivered to the Trustee for cancellation; provided, however, that (i) in order to have money available on a payment date to pay Principal or interest on the Securities of such series, the U.S. Government Obligations shall be payable as to principal and interest on or before such payment date in such amounts as will provide the necessary money; and (ii) the Issuers shall obtain an Opinion of Counsel (which may be based on a ruling from, or published by, the Internal Revenue Service) to the effect that Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and provided, further, however, that notwithstanding the foregoing, with respect to any series of Securities which shall at the time be listed for trading on The New York Stock Exchange, there shall be no deposit of funds in cash and/or in U.S. Government Obligations with the Trustee to pay the Principal amount, the redemption price or any installment of interest in order to discharge the Issuers' obligation in respect of any such payment if at such time the rules of The New York Stock Exchange prohibit such deposit with the Trustee.


         SECTION 8.03. Satisfaction and Discharge of Securities. Securities of a series shall be deemed to have been paid in full as between the Issuers and the respective Holders (and future Holders) of Securities of such series upon the satisfaction and discharge of the Indenture with respect to Securities of such series pursuant to Section 8.01, except that in the case of such satisfaction and discharge as a result of compliance with Section 8.02, the Securities of such series shall be deemed to have been paid in full as between the Issuers and the respective Holders (and future Holders) of Securities of such series only if the deposit in trust with the Trustee by the Issuers of the funds in cash and/or U.S. Government Obligations as provided in Section 8.02 is not subsequently deemed a preference under the United States Bankruptcy Code as then in effect.


         SECTION 8.04. Application by Trustee of Money or U.S. Government Obligations. Subject to Section 8.06, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.02 shall be held in trust and applied by it to the payment, either directly or through the Paying Agent to the Holders of the particular Securities of such series for the payment or redemption of which such money or U.S. Government Obligations shall have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest.



         SECTION 8.05. Repayment of Money or U.S. Government Obligations by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all money or U.S. Government Obligations then held by the Paying Agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuers, be paid or delivered to the Trustee and thereupon the Paying Agent shall be released from all further liability with respect to such money or U.S. Government Obligations.

         SECTION 8.06. Return of Money, Securities or U.S. Government Obligations. The Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess money, U.S. Government Obligations or Securities held by them at any time. Any money or U.S. Government Obligations deposited with or paid to the Trustee or the Paying Agent for the payment of the Principal of, or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall become due and payable, shall, upon the request of the Issuers and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, be repaid or delivered to the Issuers by the Trustee for such series or by the Paying Agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuers for any payment which such Holder may be entitled to collect, and all liability of the Trustee or the Paying Agent with respect to such money or U.S. Government Obligations shall thereupon cease.


                                   ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01. Without Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                 (1) to cure any ambiguity, defect or inconsistency or to make such provisions with respect to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture or with any indenture supplemental hereto or any Board Resolution establishing any series of Securities, provided that such amendment does not adversely affect the rights of Securityholders;

                 (2)      to comply with Section 5.01;

                 (3)      to add additional covenants;

                 (4) to establish the form or forms or terms with respect to Securities of any additional series as permitted by Section 2.01;

                 (5) to evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08; or

                 (6) to provide for the exchange of Global Securities for Securities issued hereunder in definitive form and to make all appropriate changes for such purpose.


         SECTION 9.02. With Consent of Holders. The Issuers and the Trustee may amend this Indenture in a manner affecting the Securities of any series, or may amend the Securities of such series, with the written consent of the Holders of at least a majority in Principal amount of the Securities of such series. However, without the consent of each Securityholder affected, an amendment under this Section may not:



                 (1) reduce the percentage in Principal amount of Securities whose Holders must consent to an amendment;


                 (2) reduce the rate of or change the time for payment of interest on any Security;

                 (3) reduce the Principal of (or, in the case of Original Issue Discount Securities, the amount of such Securities that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 6.02), change the Stated Maturity of or reduce the amount payable on redemption of or otherwise alter the requirements with respect to the mandatory redemption of any Security;

                 (4) make any Security payable in money other than that stated in the Security;

                 (5)      make any change in Section 6.04 or 6.07 or this
         Section 9.02; or

                 (6) modify the provisions of Article 10 in a manner adverse to the Holders.

         After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing the amendment.

         An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of an issue of Senior Debt of any Issuer unless the holders of that issue, pursuant to its terms, consent to the change.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the Trust Indenture Act of 1939 as then in effect.

         SECTION 9.04. Effect of Consents. A consent to an amendment or waiver by a Holder of a Security is effective upon delivery to the Trustee and is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; however, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder, except to the extent each Securityholder affected must consent and such Securityholder did not do so.

         SECTION 9.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Issuers in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.


         SECTION 9.06. Trustee Protected. The Trustee may, but shall not be required to, sign any supplemental indenture that affects its rights, duties, liabilities or immunities under this Indenture or otherwise.



                                   ARTICLE 10

                        SUBORDINATION OF THE SECURITIES

         SECTION 10.01.  Subordination to Senior Debt of the Issuers.

         The Securities shall be subordinate and junior in right of payment to all Senior Debt of any Issuer as hereinafter provided in this Article 10. The Issuers agree that such subordination is for the benefit of the holders of Senior Debt of the Issuers.

         SECTION 10.02.  Permitted and Prohibited Payments.

         (a) No part of the obligation to make any payment on the Securities shall have any claim to the assets of an Issuer on a parity with or prior to the claim of the Senior Debt of such Issuer. In the event and during the continuation of any Senior Debt Default in respect of the Senior Debt of any Issuer, no payment shall be made on the Securities (including any deposit pursuant to Article 8 and any payment in respect of any repurchase, redemption or other retirement of any Securities) unless and until such Senior Debt Default shall have been remedied or waived, nor shall any such payment (including any deposit pursuant to Article 8 and any payment in respect of any repurchase, redemption or other retirement of any Securities) be made if after giving effect, as if paid, to such payment, any Senior Debt Default of any Issuer would exist; provided that with respect to a Senior Debt Default in respect of the Senior Debt of any Issuer, other than a default in the payment of the principal (including mandatory prepayments) of Obligations in respect of or interest on, Senior Debt of such Issuer, and if specified by the Issuers in a Board Resolution or indenture supplemental hereto adopted or entered into pursuant to Section 2.01, nothing in this Section 10.02(a) shall prevent any regularly scheduled payment of Principal or interest on the Securities as and when the same shall become due and payable in accordance with their terms by such Issuer for the period to be specified in such Board Resolution or indenture supplemental hereto.



         (b) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of any Issuer or the proceeds thereof, to any creditor or creditors of such Issuer or upon any Debt of such Issuer by reason of any liquidation, dissolution or other winding up of such Issuer or its business or by reason of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against such Issuer for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, liquidation, composition or extension, or in the event of the occurrence and during the continuation of any Senior Debt Default in respect of the Senior Debt of any of the Issuers (except for any period during which payments in respect of the Securities may be made notwithstanding the continuation of a Senior Debt Default, as set forth in
Section 10.02(a) above), then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions set forth herein, would otherwise be payable or deliverable upon or in respect of the Securities by such Issuer shall, subject to Section 10.03(b), instead be paid over or delivered to the holders of Senior Debt of such Issuer or their Representative or Representatives for the equal and ratable benefit of the holders of Senior Debt of such Issuer for application on account of the Senior Debt of such Issuer, and the Holders shall not receive or retain any such payment or distribution or any benefit therefrom until the Senior Debt of such Issuer is paid in full in cash.


         SECTION 10.03.  Rights of Holders of Senior Debt.

         (a) Should any payment or distribution or security or the proceeds of any thereof be collected or received by the Trustee or any Holder from any Issuer in respect of the Securities prior to the payment in full of the Senior Debt of such Issuer, and such collection or receipt is prohibited hereunder, the Trustee or such Holder, as the case may be, will forthwith deliver the same to the Representative of the holders of the Senior Debt of such Issuer for the equal and ratable benefit of the holders of the Senior Debt of such Issuer in precisely the form received (except for the endorsement or the assignment of or by the Trustee or such Holder, as the case may be, where necessary) for application to payment of all Senior Debt of such Issuer in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt of such Issuer and, until so delivered, the same shall be held in trust by the Trustee or such Holder, as the case may be, as the property of the holders of the Senior Debt of such Issuer.

         All of the rights of the holders of the Senior Debt of any Issuer set forth in the first paragraph of this Section 10.03(a) may be exercised by any Representative or Representatives on behalf of the holders of the Senior Debt of such Issuer. All payments and distributions received by any such Representative or

Representatives in respect of the Securities, to the extent received in or converted into cash, may be applied by such Representative or Representatives first to the payment of any and all expenses (including attorneys' fees and legal expenses) paid or incurred by such Representative or Representatives in enforcing the provisions hereof or in endeavoring to collect or realize upon the Securities, and any balance thereof shall, solely as between any Holder, on the one hand, and the holders of the Senior Debt of such Issuer, on the other hand, be applied by such Representative or Representatives, in such order of application as such Representative or Representatives may from time to time select with the consent of the holders of the Senior Debt of such Issuer, toward the payment of the Senior Debt of such Issuer remaining unpaid.

         Neither the Trustee nor any Holder shall be subrogated to the rights of the holders of the Senior Debt of an Issuer to receive payments or distributions of assets of such Issuer until the principal and interest on the Senior Debt of such Issuer shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of such Issuer of any cash, property or securities to which any Holder would be entitled except for these provisions shall, as among such Issuer, its creditors other than the holders of the Senior Debt of such Issuer, and such Holder, be deemed to be a payment by such Issuer to or on account of Senior Debt of such Issuer. The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of Holders, on the one hand, and the holders of the Senior Debt of the Issuers, on the other hand.


         (b) Subject to the payment in full of all Senior Debt of an Issuer, the Holders shall be subrogated (equally and ratably with the holders of all subordinated Debt of such Issuer which, by its terms, is not senior in right of payment to the Securities, and ranks on a parity with the Securities) to the rights of the holders of all Senior Debt of such Issuer to receive payments or distributions of cash, property or securities applicable to the Senior Debt of such Issuer until the Principal of, and interest on, the Securities shall be paid in full as and when the same shall become due and payable in accordance with their terms. For purposes of such subrogation, no payments or distributions to the Holders of cash, property, securities or other assets by virtue of the subrogation herein provided shall, as among such Issuer, its creditors other than the holders of the Senior Debt of such Issuer and the Holders, be deemed a payment to or on account of the Securities.


         SECTION 10.04.  Renewals and Extensions of Senior Debt of the Issuers.

         The Trustee, on behalf of all initial Holders, hereby waives, and each subsequent Holder by his acceptance of Securities thereby waives, any and all notice of renewal, extension or accrual of any of the Senior Debt of any Issuer, present or future, and agrees and consents that without notice to or assent by the Trustee or any Holder:

                 (i) the obligations and liabilities of any and all Issuers or any other party or parties for or upon the Senior Debt of the Issuers, (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                 (ii) any Representative or Representatives acting on behalf of the holders of the Senior Debt of any Issuer and the holders of the Senior Debt of any Issuer may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt of such Issuer, and

                 (iii) any balance or balances of funds with any holder of the Senior Debt of any Issuer at any time standing to the credit of any Issuer, may from time to time, in whole or in part, be surrendered or released;

all as any Representative or Representatives acting on behalf of the holders of the Senior Debt of such Issuer and the holders of the Senior Debt of such Issuer may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Securities to the Senior Debt of such Issuer provided for herein.

         SECTION 10.05. Obligation of Issuers to Pay Securities Not to be Impaired.

         Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Securities, is intended to or shall impair as between the Issuers and the Holders the joint and several obligations of the Issuers, which are absolute and unconditional, to pay to the Holders the Principal of and interest on the Securities, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and other creditors of the Issuers other than the holders of the Senior Debt of the Issuers, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of the Senior Debt of any Issuers in respect of cash, property or securities of such Issuers otherwise payable or delivered to such holders upon the exercise of any such remedy. Upon any distribution of assets of any of the Issuers referred to in this Article 10, the Trustee, subject to the provisions of Sections 7.02 and 7.03, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt of the Issuers and the holders of other Debt of the Issuers, the amount thereof or payable thereon the amount or amounts paid or distributed thereon and all other facts pertinent thereto to this Article 10.

         SECTION 10.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the taking of any other action under this Article 10 by the Trustee unless and until the Trustee, subject to Section 10.07, shall have received written notice thereof from an Issuer or from one or more holders of the Senior Debt of an Issuer or from any trustee or Representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.02 and 7.03, shall be entitled in all respects conclusively to assume that no such facts exist.

         SECTION 10.07.  Application by Trustee of Monies Deposited With It.


         Money or securities deposited in trust with the Trustee pursuant to and in accordance with Section 8.02 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article 10. Otherwise, any deposit of monies by any Issuer with the Trustee or any Paying Agent (whether or not in trust) for the payment of the Principal of or interest on any Securities shall be subject to the provisions of Sections 10.01, 10.02,
10.03 and 10.04 except that, if three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the Principal of or the interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in Section 10.06, then the Trustee or the Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Days. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of the Senior Debt of any Issuer.


         SECTION 10.08. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

         Each Holder by his acceptance of Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or bankruptcy reorganization of any of the Issuers (whether in bankruptcy, insolvency or receivership proceedings or upon a general assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards reorganization or liquidation of the business and assets of any of the Issuers, the immediate filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt of the applicable Issuer are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders, provided that the Trustee has received written notice of any such proposed filing three Business Days prior thereto.


         SECTION 10.09.  Right of Trustee to Hold Senior Debt.

         The Trustee shall be entitled to all of the rights set forth in this
Article 10 in respect of any Senior Debt of any Issuer at any time held by it to the same extent as any other holder of the Senior Debt of such Issuer, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         SECTION 10.10.  Article 10 Not to Prevent Events of Default.

         The failure to make a payment on account of the Principal of or interest on the Securities by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.01.

         SECTION 10.11. No Fiduciary Duty Created to Holders of Senior Debt of the Issuers.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Debt of any Issuer by virtue of the provisions of this
Article 10.

         SECTION 10.12.  Miscellaneous.

         Each Holder by his acceptance of the Securities acknowledges and agrees that the holders of the Senior Debt of the Issuers have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt of the Issuers and in extending credit to the Issuers pursuant thereto.

         No present or future holder of the Senior Debt of any Issuer shall be prejudiced in its right to enforce the subordination provisions contained herein in accordance with the terms hereof by any act or failure to act on the part of any of the Issuers or any Holder.

         The subordination provisions contained in this Article 10 are for the benefit of the holders of the Senior Debt of the Issuers from time to time and, so long as Senior Debt of any Issuer is outstanding under any agreement, may not be rescinded or cancelled or modified in any way without the prior written consent thereto of the requisite percentage of holders of the Senior Debt of the Issuers as provided in such agreements under which any Senior Debt of the Issuers is outstanding.

         The provisions in this Article 10 shall be binding upon each Holder and upon the heirs, legal representatives, successors and assigns of each such Holder.

         SECTION 10.13.  Article Applying to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.


                                   ARTICLE 11

                                 MISCELLANEOUS

         SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is deemed to be included in this Indenture by the TIA, the required provision shall control. The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture whether or not physically contained herein.

         SECTION 11.02. Notices. Any notice or communication by the Issuers or the Trustee to the other shall be in writing and shall be delivered in person or mailed by first-class mail to the other's address stated in Section 11.11; provided, however, that any such notice shall be deemed duly given when such notice is received by the Issuers or the Trustee, as the case may be. The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the Security Register. Failure to mail a notice or communication to a Securityholder or any defect in a notice shall not affect the sufficiency thereof with respect to any other Securityholders.

         Except as provided above, if a notice or communication is mailed in the manner and within the time prescribed above, it shall be deemed duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Securityholders, they shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 11.03. Communications by Holders with Other Holders . Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else affected shall be entitled to the protection of TIA Section 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such person, such condition or covenant has been complied with.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officers know that the opinion with respect to the matters upon which their certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters the information with respect to which is in the possession of the Issuers, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuers, unless such counsel knows that the certificate, statement or opinion or representation with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous, or in the exercise of reasonable care should know that the same is erroneous.

         Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant (who may be an employee of the Issuers), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid is erroneous, or in the exercise of reasonable care should know that the same is erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by written consent or at a meeting of Holders of Securities of any series. The fact and date of the execution of a written consent or other writing by any such person shall be established in accordance with the procedures specified in such reasonable rules, and the ownership of Securities of any series shall be established by the Security Register for such series maintained by the Registrar. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 11.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in any place of payment are not required to be open. If a payment date with respect to a particular series of Securities is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 11.08. No Recourse Against Others. No person shall have any recourse under or upon any obligation or agreement of the Issuers under this Indenture or the Securities of any series or because of any debt evidenced by the Securities of any series against any stockholder, officer, employee or director, as such, of any of the Issuers. By accepting a Security of any series, each Holder waives and releases all such liability as a part of the consideration for the issuance thereof.

         SECTION 11.09. Interest Limitation. If any usury law now or at any time hereafter in force shall be applicable to this Indenture or the Securities of any series or any other document or instrument related hereto or thereto, it is the intention of the Issuers and the Trustee to conform strictly to any such usury laws and any subsequent revisions or repeals thereof. In furtherance thereof, the Issuers and the Trustee stipulate and agree that none of the terms and provisions contained in this Indenture or the Securities of any series or any other document or instrument related hereto or thereto shall ever be construed to give rise to a contract or obligation to pay interest in excess of the maximum amount permitted to be contracted for, taken, reserved, charged, collected or received under any applicable law.

         SECTION 11.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         SECTION 11.11.  Addresses.

         The Issuers' address is:

         MESA Inc.
         Mesa Operating Co.
         2001 Ross Avenue, Suite 2600
         Dallas, Texas 75201
         Attention: Treasurer

         The Trustee's address is:


         First Fidelity Bank, National Association
         123 South Broad Street
         Philadelphia, PA 19109
         Attention:  Corporate Trust Office




         SECTION 11.12. Record Date for Action by Securityholders. The Issuers (or, if a deposit has been made pursuant to Section 8.02 or if an Event of Default has occurred, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be no later than ten days nor more than 30 days prior to the first solicitation of such vote or consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

         SECTION 11.13. Governing Law. The laws of the State of New York shall govern the construction and interpretation of this Indenture and the Securities, without regard to principles of conflicts of laws. The Issuers irrevocably submit to the non-exclusive jurisdiction of any United States federal or New York state court sitting in The City of New York in any action or proceeding arising out of or relating to this Indenture or the Securities, and the Issuers irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such court.

         SECTION 11.14. Payments for Consent. None of the Issuers shall, directly or indirectly, pay or cause to be paid, or cause any of their Affiliates to pay or cause to be paid, any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities, unless such consideration is offered to be paid to all Holders whose consent, waiver or agreement to amend is required for the Issuers to effect such consent, waiver or amendment.

         SECTION 11.15.  Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.16. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.17. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 11.18. Successors. All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.


         SECTION 11.19. Qualification of Indenture. The Issuers shall qualify this Indenture under the TIA and shall pay all costs and expenses (including attorneys' fees for the Issuers and the Trustee) incurred in connection therewith, including, without limitation, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.


                                      MESA INC.



                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________


                                      MESA OPERATING CO.



                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________





                                      FIRST FIDELITY BANK, NATIONAL ASSOCIATION



                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________